Exhibit 99.1

CalAmp Reports Third Quarter Fiscal Year 2024 Financial Results

IRVINE, CA, January 9, 2024 – CalAmp (Nasdaq: CAMP), a connected intelligence company that helps organizations monitor, track and protect their vital assets, today reported financial results for its third quarter of fiscal year 2024 ended November 30, 2023.

Third Quarter Fiscal Year 2024 Financial Overview

•
Revenue was $53.6 million, representing a 13% decline QoQ and a 32% decline YoY driven primarily by softer demand in the TSP market segment.
•
Gross margin was 33%, representing a decline of approximately 340 bps QoQ and 100 bps decline YoY as a result of a shift in product mix and a higher-than-normal reserve for excess and obsolete inventory.
•
S&SS revenue was $34.5 million, representing a 15% decline QoQ and a 30% decline YoY.
•
Telematics Products revenue was $19.2 million, representing a 10% decline QoQ and a 35% decline YoY.
•
Recurring Application Subscription revenues were $17.8 million in the quarter, representing a 5% decline QoQ as well as YoY.
•
Adjusted EBITDA was $1.0 million, representing a $4.8 million decline QoQ and a $3.7 million decline YoY.
•
GAAP net loss from continuing operations was $85 million, or a loss of $2.27 per share. This includes the impact of a $74 million goodwill impairment charge.
•
Ended the quarter with $38.2 million in cash and cash equivalents down $400K QoQ.

“In the third quarter, strength in our industrial and connected car segments was offset by soft demand in our TSP segment. Soft demand with TSPs led to lower than expected consolidated revenue and Adjusted EBITDA. We continue to work closely with our TSP customers as they rebalance inventory levels and respond to an overall competitive environment. We are optimistic that our rejuvenated efforts in this segment will result in a return to revenue growth from current levels” said Interim CEO, Jason Cohenour. “During the quarter, we also implemented initiatives to narrow our strategic focus and to reduce cash expenses by approximately $16 million on an annualized basis. Our sharpened focus on core segments, combined with a more efficient cost structure, adds considerable leverage to our operating model as we strive for a return to profitable growth.”

Business and Recent Highlights

•
Announced on January 8, 2024, the appointment of veteran technology leader Chris Adams as President and Chief Executive Officer, effective January 22, 2024.
•
Announced on December 18, 2023, the closing of a $45 million term loan with Lynrock Lake Master Fund LP to provide the company with additional financial capacity in support of its business transformation.
•
CalAmp’s international connected car solution was granted Toyota “Genuine” status, enabling port installation, and streamlining the sales and customer delivery process.
•
Released the new Vision 2.1 solution, enabling telematics functionality through the standalone dash cam.
•
Completed the technical migration of devices from legacy PULS device management platform to DMCTC.

CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
Description	2023	2022	2023	2022
Revenues:
Software & Subscription Services (S&SS)	$34,456	$49,264	$119,766	$133,332
Telematics Products	19,169	29,625	66,464	83,111
	$53,625	$78,889	$186,230	$216,443

Gross margin	33%	34%	36%	38%

Net loss	$(85,004)	$(4,733)	$(93,261)	$(24,400)
Net loss per diluted share	$(2.27)	$(0.13)	$(2.52)	$(0.68)
Non-GAAP measures:
Adjusted EBITDA	$1,031	$4,698	$12,950	$11,320
Adjusted EBITDA margin	2%	6%	7%	5%

Cash Flow from Operations	$1,830	$3,834	$5,993	$(21,841)

	November 30,	February 28,
Description	2023	2023
Cash and cash equivalents	$38,169	$41,928
Working capital	69,258	68,295
Deferred revenue	37,434	36,552
Total debt (carrying value)	228,148	228,121

	November 30,
S&SS Supplemental Information:	2023	2022
Remaining performance obligations	$186,036	$252,200
Subscribers	1,833	1,460

	Three Months Ended
	Nov 30, 2023	Nov 30, 2022	Aug 31, 2023
Revenue by type of goods and services:
Telematics devices and accessories (1)	$31,217	$53,331	$37,358
Rental income and other services	$4,583	6,307	$5,656
Recurring application subscriptions (2)	$17,825	19,251	$18,700
Total	$53,625	$78,889	$61,714

Recurring application subscriptions, excluding Automotive Vehicle Finance Business (1)	$17,823	$18,761	$18,694
(1)
Telematics devices and accessories during the three months ended August 31, 2023 includes a reversal of $1.2M of revenue related to an exchange of product in support of our customer's specialized regional requirements.
(2)
Recurring application subscriptions includes $0.0 million, $0.5 million, and $0.0 million during the three months ended November 30, 2023, November 30, 2022, and August 31, 2023, respectively, attributable to the auto vehicle finance business which has been completely wound down. The three months ended August 31, 2023 additionally includes ($0.4M) of adjustments related to prior periods.

CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

Fourth Quarter Fiscal Year 2024 Business Outlook

We expect Q4 FY24 revenues to be down slightly on a sequential basis and adjusted EBITDA to be stable.

A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its third quarter fiscal year 2024 results at 2:00 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of its website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call. The conference call can also be accessed by dialing 833-470-1428 (+1-404-975-4839 for international callers) and using the Conference ID #757030. Following the call, an audio replay will also be available by calling 866-813-9403 or 1-929-458-6194 and entering the Replay ID # 181919. The audio replay will be available through January 16, 2024.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique combination of software, devices, and platform enables commercial and government organizations worldwide to increase efficiency, safety and transparency while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ issued or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii) our competitive position and opportunities, (iii) our comprehensive review of strategic alternatives focused on enhancing shareholder value, and (iv) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the outcome of our comprehensive review of strategic alternatives, including the availability of any strategic alternatives that are worthwhile to pursue; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our

CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT CALAMP:
Jikun Kim	Mark Gaydos
SVP & CFO	Chief Marketing and Product Officer
ir@calamp.com	ir@calamp.com

CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30,		November 30,
	2023	2022	2023	2022

Revenues	$53,625	$78,889	$186,230	$216,443
Cost of revenues	36,051	$52,275	119,251	135,170
Gross profit	17,574	26,614	66,979	81,273
Operating expenses:
Research and development	4,051	$5,479	14,693	19,236
Selling and marketing	8,884	$12,486	29,525	36,698
General and administrative	10,114	$11,172	31,482	39,864
Intangible asset amortization	1,116	$1,323	3,466	3,995
Restructuring	1,718	$-	1,718	-
Impairment loss	75,106	-	75,106	-
Total operating expenses	100,989	30,460	155,990	99,793
Operating loss	(83,415)	(3,846)	(89,011)	(18,520)
Non-operating income (expense):
Investment income	(124)	$818	360	646
Interest expense	(1,410)	$(1,648)	(4,662)	(4,645)
Other expense, net	(17)	$211	577	(1,238)
Total non-operating expenses	(1,551)	(619)	(3,725)	(5,237)
Loss from operations before income taxes	(84,966)	(4,465)	(92,736)	(23,757)
Income tax provision	(38)	$(268)	(525)	(643)
Net loss	$(85,004)	$(4,733)	$(93,261)	$(24,400)
Loss per share - continuing operations:
Basic	$(2.27)	$(0.13)	$(2.52)	$(0.68)
Diluted	$(2.27)	$(0.13)	$(2.52)	$(0.68)
Shares used in computing earnings (loss) per share:
Basic	37,427	36,357	37,023	36,027
Diluted	37,427	36,357	37,023	36,027

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CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	November 30,	February 28,
	2023	2023
Assets

Current assets:
Cash and cash equivalents	$38,169	$41,928
Accounts receivable, net	70,909	82,946
Inventories	34,059	23,902
Prepaid expenses and other current assets	25,824	26,019
Total current assets	168,961	174,795

Property and equipment, net	25,724	32,832
Operating lease right-of-use assets	10,168	12,293
Deferred income tax assets	2,927	3,275
Goodwill	20,583	94,214
Other intangible assets, net	23,608	26,633
Other assets	29,270	36,078
Total assets	$281,241	$380,120

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$-	$705
Accounts payable	46,695	52,716
Accrued payroll and employee benefits	10,112	11,766
Deferred revenue	26,328	25,448
Other current liabilities	16,568	15,865
Total current liabilities	99,703	106,500

Long-term debt, net of current portion	228,148	227,416
Operating lease liabilities	9,007	12,314
Other non-current liabilities	18,522	19,583
Total liabilities	355,380	365,813
Stockholders' equity:
Common stock	379	374
Additional paid-in capital	189,747	184,672
Accumulated deficit	(262,077)	(168,816)
Accumulated other comprehensive loss	(2,188)	(1,923)
Total stockholders' equity	(74,139)	14,307
Total liabilities and stockholders' equity	$281,241	$380,120

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CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	November 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(93,261)	$(24,400)

Depreciation expense	12,632	12,108
Intangible asset amortization	3,466	3,995
Stock-based compensation	5,469	8,186
Amortization of debt issuance costs and discount	825	877
Impairment losses	75,106	-
Non-cash operating lease cost	2,575	2,591
Revenue assigned to factors	(798)	(2,143)
Deferred tax assets, net	480	132
Other	381	122
Changes in operating assets and liabilities of continuing operations	(882)	(23,309)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,993	(21,841)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,176)	(9,294)
NET CASH USED IN INVESTING ACTIVITIES	(6,176)	(9,294)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(520)	(1,675)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	131	502
NET CASH USED IN FINANCING ACTIVITIES	(389)	(1,173)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,187)	(2,007)
Net change in cash and cash equivalents	(3,759)	(34,315)
Cash and cash equivalents at beginning of period	41,928	79,221
Cash and cash equivalents at end of period	$38,169	$44,906

CalAmp Reports Fiscal Year 2024 Third Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2023	2022	2023	2022

GAAP basis net loss	$(85,004)	$(4,733)	$(93,261)	$(24,400)

Investment (income) loss	124	(818)	(360)	(646)
Interest expense	1,410	1,648	4,662	4,645
Income tax provision	38	268	525	643
Depreciation and amortization	4,953	5,216	16,098	16,103
Stock-based compensation	1,567	2,030	5,469	8,186
Litigation and non-recurring legal expenses	91	86	280	4,634
Restructuring	1,718	-	1,718	-
Costs incurred in transition of LoJack North America business to acquiror (a)	(79)	232	(319)	1,217
Impairment loss	75,106	-	75,106	-
Other	1,107	769	3,032	938
Adjusted EBITDA	$1,031	$4,698	$12,950	$11,320

Revenues	$53,625	$78,889	$186,230	$216,443

Adjusted EBITDA margin	2%	6%	7%	5%

(a)
Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.